Exhibit 16
Letter from Williams & Webster Item 304(a)
Effective Date December 31, 2000


Williams & Webster, P.S.
Bank of America Center
601 W. Riverside Ave., Ste. 1940
Spokane, WA 99201

January 3, 2001

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:  Quadric Acquisition Corporation
     Commission File No. 0-29981

Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

         (1) We have read the Company's response to Item 4 of Form 8-K dated January 3, 2000; and

         (2) We agree with the response.


Very Truly Yours,


By: /s/  Williams & Webster, P.S.
   ------------------------------
     Williams & Webster, P.S.